SCHEDULE 14A INFORMATION

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JDA Software Group, Inc.

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14400 North 87th Street
Scottsdale, Arizona 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2001

To Our Stockholders:

      The 2001 Annual Meeting of Stockholders of JDA Software Group, Inc. will be held on Thursday, May 31, 2001, at 10:00 a.m., Scottsdale, Arizona time, at the JDA Software Group, Inc. World Headquarters, 14400 North 87th Street, Scottsdale, Arizona 85260, for the following purposes:

1.	To elect two Class II directors to serve a three-year term on our Board of Directors.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2001.

3.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on April 6, 2001 are entitled to notice of, and to vote at, the 2001 Annual Meeting of Stockholders and any adjournments or postponements thereof. A stockholder may only vote at the meeting if the holder is present in person or represented by proxy. A copy of our 2000 Annual Report on Form 10-K, which includes certified financial statements, is enclosed. Management cordially invites you to attend the 2001 Annual Meeting of Stockholders.

By Order of the Board of Directors,

Kristen L. Magnuson
Secretary

Scottsdale, Arizona

April 9, 2001

IMPORTANT: STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND

MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR
MAILING IN THE UNITED STATES.

JDA SOFTWARE GROUP, INC.
14400 North 87th Street
Scottsdale, Arizona 85260

Proxy Statement

for
Annual Meeting of Stockholders
To Be Held on May 31, 2001

Solicitation and Voting of Proxies

      The accompanying proxy is solicited by the Board of Directors (the “Board or Directors” or the “Board”) of JDA Software Group, Inc., a Delaware corporation, for use at the 2001 Annual Meeting of Stockholders to be held on Thursday, May 31, 2001, at 10:00 a.m., Scottsdale, Arizona time (the “Annual Meeting”), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials and the Annual Report to Stockholders for the year ended December 31, 2000, were first mailed on or about April 9, 2001, to stockholders of record at the close of business on April 6, 2001 (the “Record Date”). We had 24,635,520 shares of common stock outstanding, par value $.01 per share (“Common Stock”), as of the close of business on the Record Date which excludes 209,000 treasury shares. Only stockholders of record on the Record Date will be entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. The holders of a majority of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes are counted in determining whether there is a quorum.

      Each stockholder is entitled to one (1) vote per share on the proposals presented in this Proxy Statement, as well as on all other matters that may be properly considered at the Annual Meeting. All valid proxies received prior to the Annual Meeting will be voted in accordance with the specifications or directions indicated on the proxy. A stockholder giving the enclosed proxy has the power to revoke it at any time prior to the time it is voted, by either (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to our Corporate Secretary at 14400 North 87th Street, Scottsdale, Arizona 85260. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

      We may retain an outside firm to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. We will bear the cost of soliciting proxies which is not expected to exceed $10,000. We will request banks, brokers and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons, and will reimburse them for their reasonable, out-of-pocket costs. In addition to soliciting stockholders by mail, proxies may be solicited by our officers and directors by personal interview, telephone, or facsimile without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

      We have a classified Board of Directors which currently consists of two Class I Directors, (J. Michael Gullard and William C. Keiper), two Class II Directors (Stephen A McConnell and Jock Patton), and one Class III Director (James D. Armstrong), who will serve until the annual meetings of stockholders to be held in 2003, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. Each Class of Directors is elected for a term of three years to succeed those Directors whose terms expire on the annual meeting dates. The number of Directors comprising the Board of Directors is currently set at six (6). Frederick M. Pakis resigned from our Board of Directors effective August 28, 2000, creating a vacancy in the Class III Directors, and no successor has been appointed.

      The term of the Class II Directors will expire on the date of the 2001 Annual Meeting of Stockholders. Two individuals are to be elected to serve as Class II Directors of the Board of Directors at the 2001 Annual Meeting of Stockholders. Our nominees for election by the stockholders to these positions are Douglas G. Marlin and Jock Patton. If elected, nominees will serve as Directors until our annual meeting of stockholders in 2004, and until their successors are elected and qualified. If either of the nominees declines to serve or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee(s) by the Board of Directors.

      If a quorum is present and voting, the nominees for Class II Directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will not affect the election of the candidates receiving the highest number of votes.

Information Concerning Directors and Nominee

      The names, ages, terms, positions, offices held, and business experience of our current Directors is set forth below:

				Term
Name	Age	Title	Class	Expires

James D. Armstrong	50	Chairman and Chief Executive Officer	III	2002

Douglas G. Marlin	53	Nominee for Director	II

Stephen A McConnell(1)(2)	48	Director	II	2001

Jock Patton(1)(2)	55	Director	II	2001

J. Michael Gullard(1)	56	Director	I	2003

William C. Keiper(1)	50	Director	I	2003

(1)  Member of the Audit Committee

(2)	Member of the Compensation Committee

      James D. Armstrong has been a Director since co-founding our Company in 1985 and currently serves as Chairman of the Board. Mr. Armstrong also served as Co-Chairman of the Board from January 1999 to August 2000. Mr. Armstrong has served as our Chief Executive Officer from July 1999 to present, as Co-Chief Executive Officer from January 1999 to July 1999, and as Chief Executive Officer from 1985 to October 1997. Mr. Armstrong founded JDA Software Services, Ltd., a Canadian software development company, in 1978 and served as its President until 1987. Mr. Armstrong currently serves on the Board of Directors of InfoImage, Inc., a privately-held software and services provider based in Phoenix, Arizona. Mr. Armstrong attended Ryerson Polytechnic Institute in Toronto, Ontario.

      Douglas G. Marlin has been nominated for election at the 2001 Annual Meeting of Stockholders to serve as a Class II Director until our Annual Meeting of Stockholders in 2004. Mr. Marlin served as President and principal owner of Marlin Ventures, Inc., a Canadian-based consulting firm, from 1997 to 2000. From 1987 to 1996, Mr. Marlin served as President of JDA Software Services, Ltd., and from 1981 to 1987 as its Vice President. Prior to that, Mr. Marlin served in a variety of technical and development positions with IBM from

1973 to 1981. Mr. Marlin currently serves on the Board of Directors of VisuaLABS Inc., a publicly-held Canadian high tech company that develops Visual Display Technology including 3D, and as a Director for Zed I Solutions, a Canadian high tech company that develops hardware and software for real time industrial process monitoring. Mr. Marlin also serves as a Director for various privately-held companies including Firetrace USA, LLP, a fire suppression technology company. Mr. Marlin attended the University of Calgary where he received a Bachelor of Science Degree in Mathematics.

      Jock Patton has been a Director since January 26, 1999. Mr. Patton is a private investor and served as a Director and President of StockVal, Inc., an SEC registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide from 1992 to 1997. From 1972 to 1992, Mr. Patton was a Partner and Director in the law firm of Streich Lang where he founded and headed the Corporate/ Securities Practice Group. Mr. Patton currently serves on the Board of Directors of Hypercom Corporation, a publicly-held company which provides point-of-sale card payment systems, is a Trustee of over 30 ING Pilgrim mutual funds with aggregate invested assets of over $20.0 billion, and is a Director of Titan Motorcycle Company of America, Inc. Mr. Patton is also a Director of several privately-held companies, including National Airlines, Inc., a Las Vegas-based airline. Mr. Patton has previously served on the Board of Directors of other publicly-held companies including Stuart Entertainment, Inc., Unison HealthCare Corporation, Artisoft, Inc., America West Airlines, Inc., Finalco Group, Inc., and Del E. Webb Corporation. Mr. Patton attended the University of California and received an A.B. Degree in Political Science and J.D. Degree in law.

      J. Michael Gullard has been a Director since January 1999. Mr. Gullard has been the General Partner of Cornerstone Management, a venture capital firm specializing in software and data communications companies since 1984. Mr. Gullard has also served as Chairman of Merant PLC (formerly Micro Focus Group Ltd.), a publicly-held corporation headquartered in England with extensive operations in the United States that specializes in software application development tools since 1996, and as Chairman of NetSolve, Incorporated, a publicly-held corporation which provides network management and security services for wide-area networks on an out-sourced basis since 1992. Mr. Gullard currently serves as Chairman of Mainsoft Corp., a private company and has formerly served as a Director of ten high tech companies. Mr. Gullard attended Stanford University where he received a Bachelor of Arts Degree in Economics and a Masters Degree from the Graduate School of Business.

      William C. Keiper has been a Director since April 1998. Mr. Keiper has served as President of Martin Wolf Securities LLC, a mergers and acquisitions firm serving middle market IT services, consulting and e-commerce companies, and with its predecessor corporation, since August 1998, and is President of its related company ITM&A Exchange LLC, an online mergers and acquisition business exchange serving the same market. Both are headquartered in San Ramon, California. From 1997 to May 1998, Mr. Keiper served as Managing Director of Software Equity Group, L.L.C., a software and Internet technology mergers, acquisitions and strategic consulting firm based in Phoenix, Arizona. Mr. Keiper was an officer and member of the Board of Directors of Artisoft, Inc., a publicly-held software company that develops and markets computer telephony and communications software from 1993 to 1997, serving as Chief Executive Officer from 1993 to 1997, and as Chairman of the Board from 1995 to 1997. From 1986 to 1993, Mr. Keiper held variety of executive positions with MicroAge, Inc., a publicly held distributor and integrator of information technology products and services, including President and Chief Operating Officer. Mr. Keiper currently serves on the Board of Directors of Hypercom Corporation, a publicly-held company which provides point-of-sale card payment systems. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a J.D. Degree in law from Arizona State University and a Masters Degree in International Management from the Thunderbird American Graduate School of International Management.

Directors Who Resigned or Who Will Not Continue as Directors

      Stephen A McConnell has been a Director since January 1999. Mr. McConnell, one of our current Class II Directors whose term expires on the date of the 2001 Annual Meeting of Stockholders, will not stand for re-election.

      Frederick M. Pakis resigned from our Board of Directors effective August 28, 2000.

Board of Directors Meetings and Committees

      During the year ended December 31, 2000, the Board of Directors held seven meetings and took other action from time to time by written consent. Each Director attended all full meetings of the Board of Directors and the committees on which he served. The Company has standing Audit and Compensation Committees. In January 2001, the Board of Directors established a Nomination Committee.

      The Audit Committee meets quarterly with management and our independent public accountants to review and approve operating results, financial statements and earnings releases. The Audit Committee also performs periodic reviews of our accounting policies and financial controls. The Audit Committee reviews the scope of the professional services performed by our independent public accountants, and makes recommendations to the Board of Directors as to the annual appointment of independent public accountants, subject to ratification by the stockholders. During the year ended December 31, 2000, Messrs. Gullard, Keiper, McConnell and Patton served as members of the Audit Committee and held four meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

      The Compensation Committee reviews and approves salary and bonus levels for senior management and stock option grants. During the year ended December 31, 2000, Messrs. McConnell and Patton served as members of the Compensation Committee and held three meetings and took action by one written consent. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation” and “Compensation Committee Interlocks and Insider Participation.”

      The Nomination Committee was formed for the limited purpose of locating qualified persons to fill the vacancy on our Board of Directors created by the resignation of Frederick M. Pakis in August 2000, and to recommend a nominee to stand for election to the Board seat that will be vacated by Stephen A McConnell at the 2001 Annual Meeting of Stockholders. Since January 2001, Messrs. Armstrong and Gullard served as members of the Nomination Committee and held one meeting. The Nomination Committee did not consider, nor did it receive, any recommendations for nominees from stockholders for the 2001 Annual Meeting of Stockholders. The Board does not currently intend to maintain the Nomination Committee past the 2001 Annual Meeting of Stockholders and, accordingly, the Nomination Committee does not intend to accept shareholder nominations for Board positions to be elected at the 2002 Annual Meeting of Stockholders.

Vote Required and Board of Directors’ Recommendation

      The election of the Class II Directors requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not affect the election of the candidates receiving the highest number of votes.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF MR. MARLIN AND MR. PATTON AS CLASS II DIRECTORS.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2001 by (i) each of our Directors, Nominee for Director, and Named Executive Officers, (ii) all other persons that we know beneficially own more than 5% of our outstanding Common Stock, and (iii) all of our directors and executive officers as a group.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned(1)	of Class

James D. Armstrong(2)	2,519,701	9.2%

J. Michael Gullard(3)	19,583	*

William C. Keiper(4)	29,931	*

Douglas G. Marlin	24,600	*

Stephen A McConnell(5)	26,583	*

Jock Patton(6)	11,813	*

Hamish N. Brewer(7)	120,984	*

Scott D. Hines(8)	72,087	*

Kristen L. Magnuson(9)	192,024	*

Gregory L. Morrison(10)	104,288	*

All directors and executives officers as a group (14 persons)(11)	3,055,249	11.9%

Perkins, Wolf, McDonnell & Company(12)	2,669,940	10.8%

Liberty Wanger Asset Management, L.P.(13)	2,561,400	10.4%

Merrill Lynch & Co., Inc.(14)	1,592,480	6.5%

*	Represents less than 1% of the outstanding Common Stock.

(1)	The information regarding security ownership of our Common Stock is as of March 31, 2001, except for the security ownership of Perkins, Wolf, McDonnell & Company, which is derived from a Schedule 13G filed on November 22, 2000; Liberty Wanger Asset Management, L.P., which is derived from a Schedule 13G/ A filed on March 15, 2001; and Merrill Lynch & Co., Inc., which is derived from a Schedule 13G filed on February 5, 2001. The percentage of class calculations are based on the number of shares of our Common Stock outstanding on March 31, 2001 (24,635,520 shares, which excludes 209,000 treasury shares) plus, where appropriate, those shares subject to unexercised options which were exercisable on March 31, 2001, or within sixty days thereafter.

(2)	Includes 536,139 shares subject to unexercised options. In addition, the share total includes 1,671 shares owned by one of Mr. Armstrong’s children who is a minor, and 17,786 shares held in two irrevocable trusts for the benefit of Mr. Armstrong’s grandchildren. Mr. Armstrong disclaims beneficial ownership of these shares.

(3)	Includes 14,583 shares subject to unexercised options.

(4)	Includes 26,041 shares subject to unexercised options.

(5)	Includes 14,583 shares subject to unexercised options.

(6)	Includes 7,813 shares subject to unexercised options.

(7)	Includes 113,289 shares subject to unexercised options.

(8)	Includes 70,144 shares subject to unexercised options.

(9)	Includes 159,521 shares subject to unexercised options. In addition, the share total includes 22,000 shares held by a trust for which Ms. Magnuson serves as Trustee. Ms. Magnuson disclaims beneficial ownership of such shares.

(10)	Includes 97,589 shares subject to unexercised options.

(11)	Includes an aggregate of 1,167,949 shares subject to unexercised options.

(12)	Perkins, Wolf, McDonnell & Company is an Illinois-based investment advisor whose address is 53 W. Jackson Blvd., Suite 722, Chicago, Illinois 60604. Their holdings include 1,900,000 shares of JDA common stock which is beneficially owned by the Berger Small Cap Value Fund over which Perkins, Wolf, McDonnell & Company have been delegated investment and voting authority. The Berger Small Cap Value Fund is a portfolio series established under the Berger Omni Investment Trust, a registered, open-end management investment company, whose address is 210 University Boulevard, Suite 900, Denver, Colorado 80206. The Berger Small Cap Value Fund filed a Schedule 13G on February 14, 2001.

(13)	Liberty Wanger Asset Management, L.P. is an Illinois-based investment advisor whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(14)	Merrill Lynch & Co., Inc. is a New York-based parent holding company that has filed a Schedule 13G on behalf of Merrill Lynch Investment Managers, an operating division of Merrill Lynch & Co., Inc.’s indirectly owned asset management subsidiaries. Merrill Lynch & Co., Inc.’s address is World Trade Center, North Tower, 250 Vesey Street, New York, New York 10381.

EXECUTIVE OFFICERS OF THE COMPANY

      The names, ages, positions, offices held and business experience of our executive officers as of March 31, 2001, are as follows:

Name	Age	Title

James D. Armstrong	50	Chairman and Chief Executive Officer

Hamish N. Brewer	38	President

Kristen L. Magnuson	44	Executive Vice President and Chief Financial Officer

John P. Blakeman	47	Senior Vice President, Global Support

Peter J. Charness	46	Senior Vice President, Marketing and Chief Product Officer

Scott D. Hines	37	Senior Vice President, Technology

Gregory L. Morrison	53	Senior Vice President, Worldwide Regional Operations

Kevin Stadler	44	Senior Vice President, Collaborative Solutions

David J. Tidmarsh	49	Senior Vice President, Client Services

Wayne J. Usie	34	Senior Vice President, Product Development

      A description of the business background of Mr. Armstrong is included under the caption “Proposal 1 — Election of Directors.”

      Hamish N. Brewer was promoted to the position of President in March 2001. Mr. Brewer previously served as Senior Vice President, Worldwide Sales from Fourth Quarter 2000 to March 2001, as Senior Vice President, Sales and Enterprise Systems during the rest of 2000, as Senior Vice President, Enterprise Systems during 1999, as Senior Vice President, International during 1998, as Director of our European, Middle East and African operations from 1996 to 1997, and as a Marketing Representative from 1994 to 1996. Mr. Brewer served as a Retail Marketing Specialist with IBM from 1986 to 1994, and in various operational positions with a privately-held retail sales organization located in England. Mr. Brewer received a Bachelor of Science and a Bachelor of Commerce Degree from the University of Birmingham in England.

      Kristen L. Magnuson was promoted to the newly created position of Executive Vice President and Chief Financial Officer in March 2001. Ms. Magnuson previously served as Senior Vice President and Chief Financial Officer from September 1997 to March 2001. Previously, Ms. Magnuson served as Vice President of Finance and Planning for Michaels Stores, Inc., a $1.4 billion publicly-held arts and craft retailer from 1990 to 1997, as Senior Vice President and Controller of MeraBank FSB, an $8 billion financial institution, from 1987 to 1990, and various positions including Audit Principal in the audit department of Ernst & Young from 1978 to 1987. Ms. Magnuson is a Certified Public Accountant and received a Bachelor of Business Administration Degree in Accounting from the University of Washington.

      John P. Blakeman was appointed to the newly created position of Senior Vice President, Global Support in March 2001. Prior to that, Mr. Blakeman served as Vice President, Global Support for eTimeCapital, a Silicon Valley Internet start-up company, from 2000 to 2001, as Vice President, Baan Global Support Americas of Baan Corporation, a Netherlands-based software company, from 1998 to 2000, as Director, Customer Satisfaction Business Operations of Auspex Systems, Inc., a publicly-held hardware and software technology company, from 1997 to 1998, and in various management positions with Amdahl Corporation, a publicly-held information technology company and wholly-owned subsidiary of Fujitsu Limited, from 1986 to 1997. Mr. Blakeman also served for ten years in the U.S. Marine Corps. Mr. Blakeman received a Bachelor of Administration degree in Management from Saint Mary’s College, and a Master of Business Administration degree from Santa Clara University.

      Peter J. Charness has served as our Senior Vice President, Marketing and Chief Product Officer since March 1999. Mr. Charness previously served as our Vice President of Marketing and Strategy for the JDA Arthur Division from 1998 to 1999. Mr. Charness served as Vice President and General Manager of the Retail Division of Comshare, Inc, a publicly-held software company, from 1996 to 1998, as Vice President, Professional Services of Mitech Computer Systems, Inc., a publicly-held software company, from 1995 to 1996, and in various management positions including Vice President Logistics and Technology of Dylex Ltd.,

a publicly-held Canadian retail sales company, from 1984 to 1995. Mr. Charness’ education includes a CEGEP Diploma from McGill University in Montreal, Quebec, a Bachelor of Arts Degree from York University in Toronto, Ontario, and a Master of Business Administration Degree from the University of Western Ontario.

      Scott D. Hines has served as our Senior Vice President, Technology since February 1999. Mr. Hines has previously served as our Vice President of In-store Systems from 1997 to 1998, as Director of Store Systems Product Development from 1996 to 1997, and as Associate Director of Store Systems Product Development from 1993 to 1996. Mr. Hines served as Director of MIS for US Hosiery Corporation, a publicly-held retail sales company, from 1991 to 1993, and as President of DataWorks, Inc., a privately-held software development company, from 1987 to 1991. Mr. Hines attended Carnegie Mellon University and received a Bachelor of Science Degree in Molecular Biology.

      Gregory L. Morrison was appointed to the newly created position of Senior Vice President, Worldwide Regional Operations in Fourth Quarter 2000. Mr. Morrison has previously served as our Senior Vice President, Analytic Applications from 1999 to 2000, as Senior Vice President and Managing Director, JDA Arthur during 1998, as Vice President of Latin American Operations from 1996 to 1998, as Director of Latin American Operations from 1995 to 1996, and as Sales Manager, Latin America from 1994 to 1995.

      Mr. Morrison served as a Regional Manager with Retail Interact, a division of First Financial Management Corporation (now known as First Data Corporation), a publicly-held financial services provider, from 1992 to 1994, and various positions as a Certified Public Accountant in the audit department of KPMG Peat Marwick from 1974 to 1982. Mr. Morrison attended California State University — Northridge and received a Bachelor of Science Degree in Business Administration — Accounting.

      Kevin Stadler was promoted to the newly created position of Senior Vice President, Collaborative Solutions in Fourth Quarter 2000. Mr. Stadler previously served as Vice President, Sales — Analytic Solutions and Managing Director of the Intactix product line from April 2000 to November 2000. Mr. Stadler served as President and Chief Executive Officer of Intactix International, Inc., a publicly-held provider of space management solutions for the retail industry and consumer products goods manufacturers, from 1999 to 2000, as Senior Vice President of Corporate Marketing and Technology of Pricer AB, a Swedish corporation, from 1998 to 1999, as President of Pricer, Inc. from 1997 to 1998, as President and Chief Operating Officer of Intactix International, Inc. from 1994 to 1997, as Vice President, Sales and Consulting of the ACNielsen Marketing Research merchandizing group from 1990 to 1994, and as Director of Retail Systems for Anheuser Busch from 1984 to 1990. Mr. Stadler attended the University of Wisconsin — Eau Claire and received a Bachelor of Business Administration Degree.

      David J. Tidmarsh has served as our Senior Vice President, Client Services since January 1999. Mr. Tidmarsh served as Vice President of Business Development with HNC Retek, a business unit of HNC Software Inc., a publicly-held software solutions provider, from 1997 to 1998, as Chief Information Officer and Vice President of Logistics with Wilsons The Leather Experts, a retail sales company, from 1993 to 1997, as Chief Operating Officer of Page-Com, a publicly-held direct mail marketer of communication equipment, and as Vice President of Merchandise Planning, Allocation and Logistics with Pier One Imports, a specialty retail company, from 1987 to 1992. Mr. Tidmarsh attended Marquette University and received a Bachelor of Arts Degree in Philosophy

      Wayne J. Usie was appointed to the position of Senior Vice President, Product Development in January 2001. Mr. Usie served as Vice President — Information Technology for Family Dollar Stores, Inc., a publicly-held mass merchant discount retailer from 1997 to 2000, as Vice President — Chief Financial Officer and Chief Information Officer of Campo Electronics, Appliances, and Computers, Inc., a publicly-held consumer electronics retailer, from 1996 to 1997, as President and Chief Executive Officer of International Networking & Computer Consultants, Inc., a privately-held software integration consulting firm, from 1992 to 1996, and in various management positions in the regional accounting firm of Broussard, Poche, Lewis & Breaux from 1988 to 1992. Mr. Usie attended Louisiana State University and received a Bachelor of Science Degree in Business Administration.

EXECUTIVE COMPENSATION

      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998, for those persons who served as (i) chief executive officer during 2000; and (ii) the four most highly compensated executive officers as of December 31, 2000 other than the Chief Executive Officer (together, the “Named Executive Officers”).

Summary Compensation Table

		Annual			Long-Term
		Compensation			Compensation

		Salary	Bonus	Other Annual	Underlying Options	All Other
Name and Principal Position	Year	($)	($)	Compensation(1)	(#)(2)	Compensation($)

James D. Armstrong(3)	2000	365,000	200,000	0	0	1,746
Chairman of the Board and	1999	365,000	0	0	600,000	1,913
Chief Executive Officer	1998	100,000	0	0	18,750	1,735

Hamish N. Brewer(4)	2000	200,000	203,151	0	60,000	1,552
President	1999	200,000	180,000	0	50,000	1,524
	1998	203,819	100,000	70,334	46,222	89

Kristen L. Magnuson(5)	2000	200,000	146,041	0	60,000	1,584
Executive Vice President and	1999	200,000	54,658	0	90,000	1,637
Chief Financial Officer	1998	187,500	78,750	0	45,000	1,728

Gregory L. Morrison(6)	2000	200,000	86,458	0	60,000	2,031
Senior Vice President,	1999	175,000	82,663	0	50,000	2,350
Worldwide Regional Operations	1998	150,000	109,359	0	47,383	2,506

Scott Hines(7)	2000	200,000	110,000	0	60,000	1,556
Senior Vice President, Technology	1999	175,000	75,000	0	0	1,522
	1998	120,000	42,242	0	23,274	1,443

(1)	Unless otherwise noted, other annual compensation for the periods presented, including moving expenses and other perquisites, was less than 10% of the respective current or former executive officer’s total annual salary and bonus.

(2)	The amounts shown in this column represent stock options granted pursuant to our 1996 Stock Option Plan.

(3)	Mr. Armstrong served as Chief Executive Officer from July 1999 to present. From January 1999 through July 1999, he served as Co-Chief Executive Officer. The amounts shown for all other compensation include contributions under our 401(k) plan in 2000, 1999 and 1998 of $1,260, $1,200 and $1,200, respectively, and group term life and other insurance premiums of $486, $713 and $535, respectively.

(4)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2000, 1999 and 1998 of $1,260, $1,200 and $ -0-, respectively and group term life insurance premiums of $292, $324, and $89, respectively. The amount shown for other annual compensation in 1998 represents relocation allowances and certain other reimbursements paid to Mr. Brewer in connection with his relocation to Phoenix, Arizona.

(5)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2000, 1999 and 1998 of $1,260, $1,200 and $1,200, respectively, and group term life insurance premiums of $324, $437 and $528, respectively.

(6)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2000, 1999 and 1998 of $1,260, $1,200 and $-0-, respectively and group term life insurance premiums of $771, $1,150 and $1,306, respectively.

(7)	The amounts shown for all other compensation include contributions under our 401(k) plan in 2000, 1999, and 1998 of $1,260, $1,200, and $1,200, respectively, and group term life insurance premiums of $296, $322, and $243, respectively.

Employment and Change of Control Arrangements

      We entered into an employment agreement with Mr. Armstrong effective January 1, 1998. This agreement provides Mr. Armstrong with an annual base salary and a bonus potential. This agreement, which continues until terminated by either party upon giving of proper notice, is reviewed and adjusted periodically by the Board of Directors or the Compensation Committee.

      We have amended certain stock options granted to the Named Executive Officers and other members of our senior executive management team under our 1995 and 1996 Stock Option Plans. The amended stock option agreements generally provide for accelerated vesting of the underlying stock options upon (i) a change of control, (ii) the non-assumption of the stock options upon a change of control, or (iii) upon termination of employment by us or the successor company within 18 months after a change of control. A change of control is deemed to have occurred upon (i) the sale or exchange of more than 50% of our voting stock, (ii) a merger or consolidation to which we are a party, (iii) the sale, exchange, or transfer of all or substantially all of our assets, or (iv) a liquidation or dissolution. All future stock options granted to the Named Executive Officers and other members of our senior executive management team will contain similar provisions.

      We have entered into indemnification agreements with each of our directors, Named Executive Officers and other members of our senior management team. These agreements require that we indemnify such individuals to the fullest extent permitted by Delaware law.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and beneficial holders of more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. We are provided with copies of all such filings.

      Based solely upon our review of the forms that have been furnished, or the written representations from certain reporting persons that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial holders of more than 10% of our Common Stock were complied with during the fiscal year ended December 31, 2000.

Certain Transactions

      We entered into a consulting agreement with Mr. Marlin in 1996 in connection with our acquisition of JDA Software Services, Ltd., a Canadian software development company founded by Mr. Armstrong. Under the terms of the agreement, Mr. Marlin received an annual consulting fee of $100,000 Canadian beginning on January 1, 1997 through January 1, 2001, payable monthly in arrears.

Compensation of Directors

      During 2000 our outside Directors received an annual retainer of $15,000 plus $1,000 for attendance at regular Board of Director meetings (including same-day committee meetings), $500 for participation in scheduled telephonic board or telephonic committee meetings, and reimbursement for reasonable out-of-pocket expenses. Mr. Gullard has been designated as the lead Outside Director and receives an additional annual retainer of $7,500 for serving in this capacity. Outside Directors also participate in our 1996 Outside Directors Stock Option Plan (“Directors Plan”). The Directors Plan provides for the automatic grant of non-qualified stock options to outside Directors to purchase 18,750 shares of our Common Stock on the date of his or her election, with annual grants of non-qualified stock options to purchase 6,000 shares of our Common Stock at each annual meeting of the stockholders after their initial election. The exercise price of the options is equal to the fair market value of our Common Stock on the date of grant. Generally, the stock options granted under the Directors Plan vest over three years and have a term of ten years.

      Directors who are also employees do not receive any additional compensation for their service on the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning the grants of stock options pursuant to our 1996 Stock Option Plan during the fiscal year ended December 31, 2000 to the Named Executive Officers identified in the Summary Compensation Table. No SARs were granted during 2000.

					Potential Realizable
	Individual Grants in 2000(1)				Value at Assumed
					Annual Rates of Stock
	Number of	Percent of			Price Appreciation for
	Securities	Total Options	Exercise		Option Term(2)
	Underlying	Granted to	Price Per	Expiration
Name	Options Granted(#)	Employees(%)	Share($/Sh)	Date	5%($)	10%($)

James D. Armstrong	—	—	—	—	—	—

Hamish N. Brewer(3)	60,000	4.0	12.063	1/6/2010	455,162	1,153,471

Kristen L. Magnuson(3)	60,000	4.0	12.063	1/6/2010	455,162	1,153,471

Gregory L. Morrison(3)	60,000	4.0	12.063	1/6/2010	455,162	1,153,471

Scott D. Hines(3)	60,000	4.0	12.063	1/6/2010	455,162	1,153,471

(1)	Incentive and nonstatutory stock options are granted under our 1996 Stock Option Plan at prices not less than the fair market value of the Common Stock at the date of grant. The options generally become exercisable over a three-year period, commencing at the date of grant, and expire in ten years.

(2)	The 5% and 10% assumed compounded annual rates of stock price appreciation are in accordance with the potential gains and are net of exercise price, but before taxes associated with the exercise rules of the Securities and Exchange Commission. These amounts and assumed rates of appreciation do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on future performance of the Common Stock and overall market conditions as well as the option holder’s continued employment throughout the vesting period. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3)	The stock options granted to Ms. Magnuson and Messrs. Brewer, Morrison and Hines contain accelerated vesting provisions in the event of a change of control.

AGGREGATE OPTION EXERCISES DURING FISCAL 2000

AND YEAR END OPTION VALUES

      The following table sets forth information concerning stock option exercises during the year ended December 31, 2000, and unexercised options held as of December 31, 2000, by the Named Executive Officers identified in the Summary Compensation Table.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at 12/31/00(#)		12/31/00($)(1)
	Acquired	Value
Name	On Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Armstrong	—	—	450,202	213,548	$1,888,469	$985,277

Hamish N. Brewer	—	—	81,035	96,466	$193,233	$198,072

Kristen L. Magnuson	—	—	117,649	122,351	$347,826	$308,500

Gregory L. Morrison	3,750	42,074	65,725	97,713	$193,233	$198,072

Scott D. Hines	—	—	39,637	77,865	$162,128	$134,184

(1)	Options are considered to be “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns are based upon the difference between the closing price of the Common Stock on December 31, 2000 ($13.063), and the exercise price of the options.

TEN-YEAR OPTION REPRICING

      The following table sets forth information concerning adjustments made to the exercise price of stock options previously awarded certain of our Named Executive Officers under the 1996 Stock Option Plan during the last ten completed fiscal years:

		Number of
		Securities	Market Price of			Length of Original
		Underlying	Common Stock	Exercise Price		Option Term
		Options	at Time of	At Time of	New	Remaining at Date of
		Reprised or	Repricing or	Repricing or	Exercise	Repricing or
Name	Date	Amended(#)	Amendment($)	Amendment($)	Price($)	Amendment

Scott D. Hines(1)	12/15/98	5,422	$8.875	$14.583	$8.875	8 years and 43 days
		7,500	$8.875	$22.417	$8.875	8 years and 220 days
		11,250	$8.875	$19.542	$8.875	9 years and 42 days
		11,250	$8.875	$26.959	$8.875	9 years and 204 days

(1)	We repriced certain outstanding stock options for eligible participants, excluding directors and executive officers, on December 15, 1998. Mr. Hines has served as our Senior Vice President, Technology since February 1999 and was not an executive officer at the time of the repricing.

REPORT OF THE AUDIT COMMITTEE

      The following is the Report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2000. The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

      The Audit Committee consists of the following members of the Company’s Board of Directors: William C. Keiper, J. Michael Gullard, Stephen A. McConnell and Jock Patton. Each of the members of the Audit Committee qualifies as an “independent” Director as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee acts pursuant to the Charter of the Audit

Committee adopted by the Board of Directors on April 25, 2000, a copy of which is attached as Appendix “A” to this Proxy Statement.

      The Audit Committee meets quarterly with management and our independent public accountants to review and approve operating results, financial statements and earnings releases. The Audit Committee also performs periodic reviews of our accounting policies and financial controls. The Audit Committee reviews the scope of the professional services performed by our independent public accountants, and makes recommendations to the Board of Directors as to the annual appointment of independent public accountants, subject to ratification by the stockholders.

Review of the Company’s Audited Financial Statements

      The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee has discussed with Deloitte & Touche LLP, our independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors (and the Board approved) that JDA’s audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

      Respectfully submitted by the members of the Audit Committee of the Board of Directors.

2000 AUDIT COMMITTEE

William C. Keiper
J. Michael Gullard
Stephen A McConnell
Jock Patton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year ended December 31, 2000, two of our outside directors, Messrs. McConnell and Patton served on the Compensation Committee. There are no interlocks between our Compensation Committee and any other entities involving our Directors and executive officers who serve as executive officers of such entities.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

      The Compensation Committee of the Board of Directors is comprised of non-employee members of our Board of Directors. The members of the Compensation Committee during fiscal year 2000 were two of our outside directors, Messrs. McConnell and Patton. The purpose of the Compensation Committee is to review and approve salary, bonus levels and stock option grants for our executive officers and senior management.

Compensation Philosophy

      The goal of the Compensation Committee is to align executive compensation with the value achieved by the executive team for our stockholders. Our compensation program therefore emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage our operations and maximize stockholder value. We use salary, executive officer bonuses and stock options to motivate executive officers to achieve our business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee periodically reviews and evaluates each executive officer’s base and variable compensation relative to corporate performance and comparative market information. In setting total compensation, the Compensation Committee considers both individual and company-wide performance, as well as market information in the form of published survey data provided from time to time to the Compensation Committee by our human resources staff.

      In preparing the performance graph for this Proxy Statement, we selected the Nasdaq Stock Market-U.S. Index and certain Computer and Data Processing Stocks as our peer groups. The companies that we included in our stratified salary surveys provided to the Compensation Committee are not necessarily those included in the indices, as we may not compete with such companies for executive talent.

      The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold, and we believe that any options granted under the Option Plan currently meet the requirement of being performance-based in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deductions that would be available to us for executive compensation in 2000. Our policy is to qualify to the extent reasonable for executive officers’ compensation for deductibility under applicable tax laws.

Forms of Compensation

      Salary and Cash Incentive Compensation. We strive to offer our executive officers salaries that are competitive with comparable companies in the technology sector generally and in the vertical market enterprise software and general software industries. In 2000, management and the Compensation Committee did not make any adjustments to 1999 base compensation levels and structure. Following the completion of our fiscal year, the Compensation Committee approved bonuses for the Company’s executive personnel, including the Chief Executive Officer, under the executive bonus plan. The Committee’s decision to authorize such bonuses was based generally on the Company’s improved operating results in 2000 compared to 1999 and the achievement by such executives of personal goals and by the Company of profitability targets.

      Stock Options. The Compensation Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders, and therefore makes grants of stock options under our 1996 Stock Option Plan at the commencement of an executive officer’s employment and, depending on that officer’s performance and the propriety, in the Committee’s judgment, of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, generally vest over a period of three to four years and will only have value if our stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance. In January 2000, management recommended, and the Compensation Committee approved, grants of options to purchase 60,000 shares of our Common Stock to each of the Named Executive Officers. The equality in the grant size, as well as the equivalent base salaries granted to the Named Executive Officers, is designed to foster high levels of cooperation and teamwork in our executive staff.

      Other Compensation Plans. We adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. Our incremental costs to provide benefits to executive officers under these life and health insurance plans and retirement plans is less than 10% of the base salaries for executive officers for 2000. Benefits under the broad-based plans are not directly or indirectly tied to our performance.

      Most of our employees were, subject to certain limitations, eligible to participate in our 1999 Employee Stock Purchase Plan which allowed all eligible employees (including executive officers, but excluding those who beneficially own more than 5% of the outstanding Common Stock) to purchase shares of our Common Stock through payroll deductions at a purchase price of the lower of 85% of the fair market value of the share on the first day or the last day of the applicable offering period of the plan. The Compensation Committee believes the stock purchase plans encourage broad-based equity ownership throughout our employee base, and thereby encourage alignment of employee incentive with stockholder interests.

Chief Executive Officer

      James D. Armstrong served as Chief Executive Officer during 2000. The salary paid to Mr. Armstrong is based upon the agreements reached with him at the time he returned to a full time operating role with the Company. The Compensation Committee believes the salary and stock option level for Mr. Armstrong are consistent with CEO compensation levels at the vertical market enterprise software companies and other software companies considered by the Compensation Committee to be comparable to the Company, and are reasonable and fair to the Company’s stockholders. At its meeting held on January 23, 2001, the Compensation Committee awarded Mr. Armstrong a performance bonus of $200,000. In approving the bonus, the Committee considered the significant improvement in the Company’s operating results in 2000 compared to 1999, including the 67% increase in product revenues and the return of the Company to operating profitability.

2000 COMPENSATION COMMITTEE

Stephen A McConnell
Jock Patton

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total return on our Common Stock with the Nasdaq Stock Market index (U.S. companies) and the cumulative total return of Nasdaq Computer and Data Processing Stocks (Peer Group) for the period from March 15, 1996, the date of our initial public offering, to December 31, 2000. The comparison assumes that $100 was invested on March 15, 1996 in our Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

Comparison of Cumulative Total Returns

Performance Graph for
JDA Software Group, Inc.

Company/Index Name	3/15/96	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

JDA Software Group, Inc.	$100	$219.22	$269.22	$111.78	$188.94	$150.71
Nasdaq Stock Market (US Companies)	100	117.53	143.95	203.00	377.25	226.98
Computer and Data Processing Stocks (Peer Group)	100	211.76	220.86	205.33	319.04	276.60

      The information contained in the Stock Performance Graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

PRINCIPAL ACCOUNTING FIRM FEES

      The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2000 by our principal accounting firm, Deloitte & Touche LLP.

Audit Fees	$305,000

Financial Information Systems Design and Implementation Fees	0

All Other Fees(1)	441,175

Total Fees	$746,175

(1)	Includes fees for tax-related services, regulatory compliance-related services and acquisition-related services.

      The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence with the Company.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We used Deloitte & Touche LLP as our principal independent public accounting firm during the fiscal year ended December 31, 2000. The Board of Directors has selected Deloitte & Touche LLP as its independent public accountants for fiscal year 2001. This appointment is being presented to the stockholders for ratification. Although the Company is not required to obtain stockholder ratification of the appointment of the independent auditors for the Company for the fiscal year ended December 31, 2001, the Company has elected to do so in order to provide the stockholders with an opportunity to participate in this decision. In the event that the stockholders do not ratify the appointment of Deloitte & Touche LLP as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

      A representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions from shareholders and will be afforded an opportunity to make a statement if so desired.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2001.

TRANSACTION OF OTHER BUSINESS

      The Board of Directors does not know of or intend to present any matters at the 2001 Annual Meeting other than those described herein and does not presently know of any matters that will be presented by other parties. If however, any other matters properly come before the meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Stockholder proposals may be submitted for inclusion in our 2002 proxy material after the 2001 Annual Meeting but no later than 5:00 p.m., Scottsdale, Arizona time on December 10, 2001. Proposals must be in writing and sent via registered, certified, or express mail to: Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted.

By Order of the Board of Directors,

Kristen L. Magnuson
Secretary

April 9, 2001

Appendix A

JDA Software Group, Inc.

Audit Committee Charter

Organization

      There shall be a committee of the Board of Directors (the “Board”) known as the Audit Committee. The Audit Committee shall be composed of not fewer than three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgement as a committee member.

Statement of Policy

      The Audit Committee shall provide assistance to the Board in fulfilling the Board’s responsibility to the shareholders relating to corporate accounting and financial reporting practices. The Audit Committee shall provide an open avenue of communication between the independent auditor, the Chief Financial Officer and the Board of Directors.

Activities of the Audit Committee

      There are four sets of activities in which the Audit Committee shall be engaged: Continuous (General); Continuous (re. Reporting Specific Policies); Scheduled, and “As Necessary”. Each of these will be addressed in the following sections:

      •  Continuous (General)

1.	Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

2.	Confirm and assure the independence of the independent auditor.

3.	Instruct the independent auditor that the Board, as the representative of the shareholders, is the auditor’s client.

4.	Inquire of management and the independent auditor, about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

5.	Consider and review with the independent auditor and the Chief Financial Officer:

(a)	The adequacy of the Company’s internal controls including information system controls and security.

(b)	Related findings and recommendations of the independent auditor along with management’s responses.

6.	Consider and review with management, including the Chief Financial Officer and the independent auditor:

(a)	Significant findings during the year, including the state of previous audit recommendations.

(b)	Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

(c)	Any changes requires on the planned scope of the audit.

7.	Meet periodically with the independent auditor, the Chief Financial Officer and other members of management in separate executive sessions to discuss any matter that the Committee or these groups believe should be discussed privately with the Audit Committee.

8.	Report periodically to the Board on significant results of the foregoing activities.

      •  Continuous (re. Reporting Specific Policies)

1.	Advise financial management and the independent auditor they are expected to provide a timely analysis of significant new financial reporting issues and practices.

2.	Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgements about their appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting policies and practices.

3.	Inquire as to the auditor’s independent qualitative judgements about the appropriateness, not the acceptability, of the Company’s accounting policies and financial disclosure practices used or proposed to be adopted by the Company.

4.	Inquire as to the auditor’s views of management’s choices of accounting policies are conservative, moderate or aggressive from the perspective of income, asset and liability recognition, and whether those policies are common practices.

5.	Determine with regard to new transactions or an event, the auditor’s reasoning for the appropriateness of the accounting and disclosure policies adopted by management.

6.	Inquire of the auditors about how management’s choices of accounting policies may affect shareholders, public views and attitudes about the Company.

      •  Scheduled

1.	Recommend the selection of the independent auditor for approval by the Board; approval of the compensations of the independent auditor, and review and approve the dismissal of the independent auditor.

2.	Consider, in consultation with the independent auditor and the Chief Financial Officer, the audit scope and plan for the annual financial statement audit of the independent auditor.

3.	Review with management and the independent auditor the results of annual audits and related comments with the Board and other committees as deemed appropriate, including:

(a)	The independent auditor’s audit of the Company’s annual financial statements, accompanying footnotes and its report thereon.

(b)	Any significant changes required in the independent auditor’s audit plan.

(c)	Any difficulties or disputes with management encountered during the course of the audit.

(d)	Other matters related to the conduct of the audit to be communicated to the Committee under generally accepted auditing procedures.

4.	Reviews with management and the independent auditor, prior to the release to the public of any financial related disclosure, including but not limited to quarterly earnings reports, each such disclosure.

5.	Arrange for the independent auditor to be available to the Board, at least annually, to help provide a basis for the Board to recommend the appointment of the auditor.

6.	Assure that the auditor’s reasoning is described in accepting or questioning significant estimates by management.

7.	Review periodically with general counsel, legal and regulatory matters that may have a material impact on the Company’s financial statements, compliance policies and programs.

8.	Review and update the Committee’s Charter annually.

      •  “As Necessary”

1.	Review and approve any requests for any management or other consulting to be performed by the Company’s independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

2.	Conduct or authorize investigations into any matters brought to its attention. The Committee shall be empowered to retain independent counsel and other professionals to assist ion the conduct of any investigation.

PROXY

JDA SOFTWARE GROUP, INC.

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

The undersigned hereby appoints James D. Armstrong and Kristen L. Magnuson, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in JDA Software Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the JDA Software Group, Inc. World Headquarters, Scottsdale, Arizona on Thursday, May 31, 2001 at 10:00 a.m. Scottsdale, Arizona time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

• FOLD AND DETACH HERE •

Please mark your votes as indicated in this example.	[X]

A vote FOR the following proposals is recommended by the Board of Directors:

1. ELECTION OF DIRECTORS

Nominees:		FOR	WITHHELD

	Douglas G. Marlin	[ ]	[ ]

	FOR	WITHHELD

Jock Patton	[ ]	[ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	[	]

			FOR		AGAINST		ABSTAIN
2.	Ratify appointment of independent public accountants.	[		]	[	]	[	]

      Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

      Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy.

Signature(s)	Date

• FOLD AND DETACH HERE •